Exhibit 3.3

BYLAWS

OF

ANTERIOS, INC. (F/K/A ENCAPSION, INC.)

ARTICLE 1

Offices

Section 1. Principal Office. The principal office of this Corporation in the State of Delaware shall be at 2711 Centerville Road, Suite 400, Wilmington, DE, and the name of the resident agent in charge thereof is CORPORATION SERVICE COMPANY.

Section 2. Additional Offices. The Corporation may also have offices at such other places either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. Place of Meetings. Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The annual meeting of the stockholders shall be held on such date and at such time as the Board of Directors shall fix for the purposes of electing directors and transacting such other business as may be brought before the meeting.

Section 3. Notice of Annual Meeting. Written notice of each annual meeting signed by any officer of the Corporation, stating the place, date, hour and purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Certificate of Incorporation, may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 5. Notice of Special Meetings. Written notice of a special meeting signed by any officer of the Corporation, stating the place, date, hour and purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 6. Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business except as otherwise provided by applicable law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meetings, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 7. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law or of the Certificate of Incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation, at every meeting of the stockholders each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

Section 8. Proxies. Every person entitled to vote shall have the right to do so either in person or by proxy, appointed by an instrument in writing subscribed by such person or by his duly authorized attorney and filed with the Secretary of the Corporation. No proxy shall be valid after the expiration of 6 months from the date of its execution, unless coupled with an interest, or unless the person executing it specified therein the length of time for which such proxy is to continue in force, which in no case shall exceed 7 years from the date of its execution. Any proxy duly executed shall be deemed not to have been revoked, and to be in full force and effect, unless and until an instrument revoking said proxy, or a duly executed proxy bearing a later date is filed with the Secretary.

Section 9. Action Without a Meeting. Any action, except election of Directors, which may be taken by the vote of stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided, however, that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required; and provided further, that this general provision for action by written consent shall not supersede any specific provision for action by written consent provided by law.

ARTICLE III

Directors

Section 1. Powers. The Board of Directors shall have the power to manage the property, business and affairs of the Corporation, to exercise all of its corporate power and do all such lawful acts and things as are not by applicable law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number. Election and Term. There shall be a Board of Directors of the Corporation consisting of not less than two members, the number of members to be determined by resolution of the Board of Directors or by the stockholders at the annual or any special meeting, unless the Certificate of Incorporation fixed the number of Directors, in which case a change in the number of Directors shall be made only by amendment of the Certificate. Subject to any limitation which may be contained within the Certificate of Incorporation or pursuant to a written agreement entered into among the stockholders of the Corporation, the number of the Board of Directors may be increased at any time by vote of a majority of the Directors then in office. Directors need not be stockholders. Except as provided in Section 3 of this Article, Directors shall be elected at the annual meeting of the stockholders and shall serve until their respective successors shall be duly elected and qualified.

Section 3. Vacancies and Newly Created Directorships. Any vacancy in the Board of Directors may be filled only by election by the stockholders at a meeting or by written consent as provided in Article II, Section 9. Each Director so chosen shall hold office until his successor is elected at an annual meeting or at a special meeting called for that purpose. A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if there are any newly-created directorships resulting from any increase in the authorized number of Directors.

Section 4. Holding Meetings Without the State. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. Initial Meetings. The newly elected Board of Directors shall meet immediately after the annual meeting of stockholders at the place of such meeting or at such other place and time as shall be designated by the presiding officer of the annual meeting of the stockholders or as shall be fixed by resolution of the Board of Directors prior to the annual meeting of the stockholders or as may otherwise be fixed by a vote of the stockholders at the annual meeting, for the purpose of organization, election of officers, and the transaction of such other business as they may deem necessary. If such meeting is held immediately after and at the place of the annual meeting of the stockholders or if a majority of the whole Board shall be present, no call or notice of such meeting shall be necessary and is hereby dispensed with. In the event a meeting of the Board of Directors is not held immediately after the annual meeting, such meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for in the case of special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

Section 6. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following each annual meeting of the stockholder for the purpose of organization, appointment of officers and the transaction of other business.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called at any time and for any purpose permitted by law, by the President and shall be called by the President or the Secretary on the written request of any two members of the Board, which meeting shall be held at the time and place designated by the person or persons calling the meeting.

Notice of the time, place and purpose of any such meeting shall be given to the Directors by the Secretary, or in case of his absence, refusal or inability to act, by any other officer. Any such notice must be given to each Director, personally or by mail or by telegram, at least 48 hours before the time of the meeting.

Section 8. Quorum. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though no quorum is present, as required in this Section, a majority of the Directors present at any meeting of the Board, either regular or special, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum be had, but may not adjourn such meeting to a time later than the time fixed for the next regular meeting of the Board.

Section 9. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

Section 10. Meetings by Telephonic Communication. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. Each person participating in such meeting shall sign the minutes thereof.

Section 11. Fees and Compensation. Directors may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 12. Removal of Directors. Unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

Officers

Section 1. Appointment by the Board of Directors. The officers of the corporation shall be a President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice-Presidents, including Vice Presidents which may be designated Senior Vice President or Assistant Vice President, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article.

Section 2. Initial Meeting. The Board of Directors at its first meeting after each annual meeting of stockholders shall appoint a President, a Secretary and a Treasurer.

Section 3. Appointment of Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. Term. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, at any time by the affirmative vote of the majority of the Board of Directors at any regular or special meeting duly held at which a quorum is present. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy occurring in any office of the Corporation, by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

Section 5. President. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, and shall have supervision over and may exercise general executive powers concerning all of the business of the Corporation. The President shall have such other powers and duties as may be assigned to him from time to time by the Board or prescribed by the Bylaws.

Section 6. Vice-President. The Vice President (or if there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors or, in the absence of any designation, then in the order of their appointment) shall, in the absence of the President or in the event of his inability or refusal to act, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 7. The Secretary. The Secretary shall keep or cause to be kept, at the principal office of the Corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given the names of those present at Directors’ meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office of the Corporation in Delaware a stock ledger or a duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of stock held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation, or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger and the present post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 8. The Assistant Secretary. The Assistant Secretary (or if there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors or, in the absence of any designation, then in the order of their appointment) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 11. The Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any Director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 12. The Assistant Treasurer. The Assistant Treasurer (or if there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors or, if there be no such designation, then in the order of their appointment) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer shall perform such other duties and have such other power as the Board of Directors or the President may from time to time prescribe.

ARTICLE V

Certificates of Stock

Section 1. Form of Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2. Facsimile Signatures. If any stock certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk and a registrar, a facsimile of the signatures of the-said officers or agents may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is delivered, it may be issued and delivered by the Corporation with the same effect as if he were such officer at the date of issue.

Section 3. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Transfers of Stock. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue and to deliver a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE VI

Record Date and Closing Stock Books

The Directors may prescribe a period not exceeding 60 days prior to any meeting of the stockholders or prior to the day appointed for the payment of dividends during which no transfer of stock on the books of the Corporation may be made, or may fix a day not more than 60 days prior to the holding of any such meeting or the date for the payment of any such dividend as the day of which stockholders entitled to notice of and to vote at such meeting or entitled to receive payment of such dividend shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting or to receive payment of such dividend.

ARTICLE VII

General Provisions

Section 1. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 2. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year.

Section 3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its organization and the word “Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. It shall not be necessary to the validity of any instrument executed by an authorized officer or officers of the Corporation, that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all-kinds signed on behalf of the Corporation by any authorized officer or officers thereof shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto.

Section 4. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock subject to the provisions of the Certificate of Incorporation.

ARTICLE VIII

Notices

Section 1. Manner of Notice. Whenever under the provisions of any applicable law or of the Certificate of Incorporation or of these Bylaws notice is required to be given to any Director, or any officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, not less than 10 or more than 60 days before such meeting, in writing, either personally or by mail postage-prepaid, addressed to such stockholder, at such address as it appears on the records of the Corporation, and, in the case of Directors and officers, personally or by mail or by telegram to the last business address made known to the Secretary of the Corporation of such persons, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed.

Section 2. Actions at Meetings not Regularly Called. Whenever all parties entitled to vote at any meeting, whether of Directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the actions taken at such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent, or to the consideration or which no objection for want of notice is made at the time. If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of such meeting may be ratified and approved and rendered valid and the irregularity or defect therein waived, by a writing signed by all parties having the right to vote thereat. Such consent or approval, if given by stockholders, may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3. Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IX.

INDEMNIFICATION

Section 1. Indemnification of Officers and Directors.

(a) Indemnification. Each person who is made a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of being or having been a director or officer of the corporation, or of any predecessor corporation, or serving or having served at the express request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise (including service with respect to corporation-sponsored employee benefit plans), shall, subject to the terms of any agreement between the corporation and that person, be indemnified and held harmless by the corporation to the fullest extent permissible under Delaware law and the Certificate of Incorporation, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by that person, in connection therewith, except that amounts shall be payable in settlement of a proceeding only if the settlement is approved in writing by the corporation, in its sole discretion. This indemnification shall continue as to a person who has ceased to be a director or officer for acts performed while a director or officer and shall inure to the benefit of his or her heirs, executors, and administrators. Notwithstanding the foregoing, the corporation shall indemnify any such person in connection with a proceeding (or part thereof) initiated by that person only if the proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall include the right to be paid by the corporation the expenses incurred in defending and proceeding in advance of final disposition to the fullest extent permitted by law, except that payment under this Article of such expenses in advance of the final disposition of a proceeding shall be conditioned upon delivery to the corporation of a written request for such payment and of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall be ultimately determined that the director or officer is not entitled to be indemnified. Any person requesting indemnification hereunder shall be required to cooperate, to the maximum extent possible, with the corporation with respect to the corporation’s disposition of the proceeding giving rise to such indemnification request.

(b) Exclusions. Notwithstanding the foregoing or any other provisions under this Article, the corporation shall not be liable under this Article to indemnify a director or officer against expenses, liabilities, or losses incurred-or suffered in connection with, or to make any advances with respect to, any proceeding against a director or officer: (i) as to which the corporation is prohibited by applicable law from paying an indemnity; (ii) with respect to expenses of defense or investigation, if the expenses were or are incurred without the corporation’s consent (which consent may not be unreasonably withheld); (iii) for which final payment is actually made to the director or officer under an insurance policy maintained by the corporation, except in respect of any excess beyond the amount of payment under the policy; (iv) for which payment is actually made to the director or officer under an indemnity by the corporation otherwise than pursuant to this Article, expect in respect of any excess beyond the amount of payment under that indemnity; (v) based upon or attributable to the director or officer gaining in fact any personal profit or advantage to which not legally entitled; (vi) for an accounting of profits made from the purchase or sale by the director or officer of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law; or via based upon acts or omissions involving intentional misconduct, fraud or a knowing violation of law.

Section 2. Indemnification of Employees and Agents. A person who is made a party or is threatened to be made a party to or is involved in any proceeding by reason of being or having been an employee or agent of the corporation or serving or having served at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to corporation-sponsored employee benefit plans) may, upon appropriate action by the corporation and subject to the terms of any agreement between the corporation and that person,’ be indemnified and held harmless by the corporation up to the fullest extent permitted by Delaware law and the Certificate of Incorporation, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by that person in connection therewith.

Section 3. Right of Directors and Officers to Bring Suit. If a claim under Section 1 of the Article is not paid by the corporation or on its behalf within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant also shall by entitled to be paid the expense of prosecuting the claim.

Section 4. Successful Defense. Notwithstanding any other provision of this Article, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of a proceeding without prejudice or the settlement with the written consent of the corporation of a proceeding without admission of liability), in defense of any proceeding referred to in Section 1 or in defense of any claim, issue, or matter therein, that director or officer shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

Section 5. Indemnity Agreements. The corporation may enter into agreements with any director, officer, employee, or agent of the corporation providing for indemnification to the fullest extent permissible under applicable law and the Certificate of Incorporation.

Section 6. Subrogation. In the event of payment by the corporation of a claim under Section 1 or Section 2 of this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person, who shall execute all papers required and shall do everything that may be necessary or appropriate to secure such rights, including the execution of such documents necessary or appropriate to enable the corporation effectively to bring suit to enforce such rights.

Section 7. Nonexclusivity of Rights. The right to indemnification provided by this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

Section 8. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, Joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the corporation would have the power to indemnify that person against such expense, liability, or loss under Delaware law.

Section 9. Expenses as a Witness. To the extent that any director, officer or employee of the corporation is, primarily by reason of that position, required to be or requested by the corporation to be a witness in any action, suit, or proceeding, he or she will be indemnified against all out-of-pocket costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 10. Separability. Each and every paragraph, sentence, term, and provision of this Article is separate and distinct so that if any paragraph, sentence, term, or provision shall be held to be invalid or unenforceable for any reason, its invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term, or provision of this Article. To the extent required, any paragraph, sentence, term, or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between the corporation and the claimant, the broadest possible indemnification permitted under applicable law.

Section 11. Effect of Repeal or Modification. No repeal or modification of this Article shall adversely affect any right of indemnification of a director, officer, employee, or agent of the-corporation existing at the time of the repeal or modification with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE X

Amendments

Except as otherwise provided herein, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting, or by the written consent of a majority in interest of the outstanding voting stock of the Corporation or by the unanimous written consent of the Directors. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws. Any amendment, alteration or modification of the terms of Article 10 of these Bylaws shall in no way diminish, reduce or affect the right of any person to receive indemnification pursuant to Article 10 for any and all actions occurring prior to the date of the adoption of such new terms.